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EDGEWELL PERSONAL CARE COMPANY
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Edgewell Personal Care 6 Research Drive Shelton, CT 06484

Company Contact Chris Gough Vice President Investor Relations 203-944-5706

Edgewell to Hold Virtual Annual Shareholders’ Meeting

Shelton, Connecticut, January 11, 2022 – Edgewell Personal Care Company [NYSE: EPC] today announced that due to the continuing public health impact of the novel coronavirus 2019 (“COVID-19”) and to support the health and well-being of our directors, officers/employees and shareholders, the Company will be holding its Annual Meeting of Shareholders in a virtual-only meeting format via live webcast on the Internet.

The Annual Meeting will continue to be held on February 4, 2022 at 8:30 a.m. EST. The webcast may be accessed on www.virtualshareholdermeeting.com/EPC2022. As described in the proxy materials for the Annual Meeting, dated December 20, 2021, those eligible to vote in the Annual Meeting are shareholders as of the close of business on November 29, 2021, the record date, or holders of a legal proxy for the meeting.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change to a virtual meeting format and may continue to be used to vote your shares in connection with the Annual Meeting. To access the Annual Meeting webcast and vote during the virtual meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received and follow the instructions. As always, we encourage you to vote your shares prior to the Annual Meeting.

Further information regarding this change to the format of the Annual Meeting and how to access the meeting can be found in the Investor Relations section of our website at https://ir.edgewell.com/ and in the supplement to our Notice of Annual Meeting and Proxy Statement filed with the Securities and Exchange Commission on January 11, 2022.

About Edgewell Personal Care

Edgewell is a leading pure-play consumer products company with an attractive, diversified portfolio of established brand names such as Schick® and Wilkinson Sword® men's shaving products; Schick® and Billie® women's shaving products; Edge® and Skintimate® shave preparations; Playtex®, Stayfree®, Carefree® and o.b.® feminine care products; Banana Boat®, Hawaiian Tropic®, Bulldog®, Jack Black® and Cremo® sun and skin care products; and Wet Ones® moist wipes.  The Company has a broad global footprint and operates in more than 50 markets, including the U.S., Canada, Mexico, Germany, Japan, the U.K. and Australia, with approximately 6,500 employees worldwide.